UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
AMENDMENT NO. 1
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported) November 30, 2006
PLAYLOGIC ENTERTAINMENT, INC.

(Name of Small Business Issuer as specified in its charter)

Delaware	0-49649	23-3083371

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
Concertgebouwplein 13, 1071 ll Amsterdam, The Netherlands

(Address of principal executive offices and zip code)
Company’s telephone number, including area code: (011) 31-20-676-0304
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
This Amendment No. 1 to current report on Form 8-K/A (this “Amendment”) amends and restates the current report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by the Company on November 20, 2006 (the “Original Form 8-K”). This Amendment is being filed to (i) clarify the disclosure under Item 4.02 of the Original Form 8-K and confirm that the unaudited financial statements for the three months ended March 31, 2005 and June 30, 2005 were not affected by the restatements disclosed in the Original Form 8-K and can still be relied upon, and (ii) provide additional information with respect to the cause of the accounting error disclosed in the Original Form 8-K. Otherwise, the information set forth in the Original Form 8-K remains unchanged.
ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.
On November 16, 2006, the management and the Audit Committee of the Board of Directors of the Company concluded that the Company’s unaudited financial statements for the three months ended September 30, 2005, March 31, 2006 and June 30, 2006, which are included in the Company’s quarterly reports on Forms 10-QSB for those periods, can no longer be relied upon. Additionally, the Company’s audited financial statements for the fiscal year ended December 31, 2005, which are included in the Company’s annual report on Form 10-KSB for that period, can no longer be relied upon. Specifically, the Company’s consolidated balance sheets as of September 30, 2005, December 31, 2005, March 31, 2006 and June 30, 2006 will be affected, with a decrease in shareholders’ equity and a corresponding increase in liabilities due to an accounting error resulting in restatements to the above mentioned financial statements. Additionally, there will be a material change in the consolidated statement of operations for the fiscal year ended December 31, 2005 and for the three months ended September 30, 2005. The unaudited financial statements for the three months ended March 31, 2005 and June 30, 2005 were not affected and can still be relied upon.
During the course of preparing the unaudited financial statements for the three months ended September 30, 2006 and the quarterly report on Form 10-QSB for that period, the management concluded that the Company’s accounting for the shareholders’ expense reimbursement relating to the reverse merger in 2005 was not in accordance with U.S. generally accepted accounting principles. Specifically, transaction costs associated with the Company’s share exchange agreement entered into in June 2005, which were paid by the Company and reimbursed by shareholders, were not reflected in the Company’s consolidated statements of operations for the fiscal year ended December 31, 2005 and for the three months ended September 30, 2005. The “reimbursements” were effectuated through capital contributions and through shareholder loans. The above description was based on the facts known to the Company as of the date of filing of the Original Form 8-K and remains unchanged as of the date of filing of this Amendment.
We have discussed the above matter with our current and previous independent registered accountants pursuant to Item 4.02(a) of Form 8-K.
The Company is restating its unaudited financial statements for the three months ended September 30, 2005 to record the above mentioned transaction. Additionally, such restatements to the Company’s unaudited financial statements for the three months ended September 30, 2005 also require us to restate our audited financial statements for the fiscal year ended December 31, 2005 and our unaudited financial statements for the three months ended March 31, 2006 and the three and six months ended June 30, 2006. All the restatements to the Company’s unaudited financial statements for the three and nine months ended September 30, 2005, the audited financial statements for the fiscal year ended December 31, 2005, the unaudited financial statements for the three months ended March 31, 2006 and for the three and six months ended June 30, 2006 will be described in detail in the notes to the those restated financial statements, which the Company anticipates filling shortly.
The restatements to the financial statements disclosed above were, in part, caused by one of the material weaknesses in the Company’s internal control over financing reporting disclosed in the quarterly report on Form 10-QSB (unaudited and unreviewed) for the three months ended September 30, 2006. As disclosed in this quarterly report, one of the material weaknesses in internal control over financial reporting that exist as of September 30, 2006 is the limitations in the capacity of the Company’s accounting resources to identify and react in a timely manner to non-routine, complex and related party transactions as well as the adequate understanding of the disclosure requirements relating to these transactions. The accounting error disclosed above was, in part, caused by this material weakness in internal control over financial reporting. The other two material weaknesses disclosed in the quarterly report on Form 10-QSB (unaudited and unreviewed) for the three months ended September 30, 2006 did not result in the accounting error in the previously filed financial statements. In order to remediate the material weaknesses, the management is in the process of designing and implementing and continuing to enhance controls to aid in the correct preparation, review, presentation and disclosures of the Company’s financial statements.

ITEM 9.01 Financial Statements and Exhibits
(d) Exhibits
Exhibit 99.1 Withdrawal Letter from S.W. Hatfield, CPA dated November 16, 2006

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

PLAYLOGIC ENTERTAINMENT, INC.
By:	/s/ Willem M. Smit
	Name:	Willem M. Smit
	Title:	President and Chief executive Officer

Date: November 30, 2006